EXHIBIT 99.1

Maureen Todaro	Billy Balfour
Viisage	PAN Communications
978.932.2438	978.474.1900
mtodaro@viisage.com	viisage@pancomm.com

Viisage Acquires Imaging Automation and Expands Leadership

Position in Identity Solutions Market

Acquisition of Leading Identity Document Authentication Company Solidifies Viisage’s Comprehensive

Identity Solutions Offerings; Opens Opportunities to New Markets

BILLERICA, Mass. – October 5, 2004 – Viisage (Nasdaq: VISG), a leading provider of advanced technology identity solutions, today announced the Company has acquired Imaging Automation (iA), a privately-held company headquartered in Bedford, New Hampshire. The acquisition provides Viisage with a market leadership position in identity document authentication to complement the Company’s core competencies in secure identity credentials and biometrics. This addition to Viisage’s product portfolio is expected to extend reach into existing Viisage markets and provide a critical component to Viisage’s comprehensive offering for new markets in need of identity solutions. The iA products are embedded into the recently announced Viisage Identity Solutions Suite™, beginning with the Viisage PROOF™ offering.

Viisage has acquired all outstanding shares of iA stock for approximately $5 million in cash and 3.9 million newly issued shares of Viisage common stock as well as the assumption of $2.9 million in debt. The exchange is based upon the 20 day market closing price average of Viisage common stock as of two days prior to the completion of the transaction, which is $6.74. The transaction is expected to be accretive to Viisage on an EBITDA, operational cash flow and EPS basis in 2005.

Identity document issuing agencies, such as passport, visa, national ID, transportation security and driver’s license authorities have a heightened awareness regarding the security vulnerabilities their documents pose to the public and homeland security. For example, the 9/11 Commission Report states that, “…for terrorists, travel documents are as important as weapons.” iA’s proprietary technologies, specifically in the areas of document scanning and authentication software, are fundamental to the solutions which effectively address this challenge. iA’s hardware and software platforms are a foundation for world-class proofing solutions by providing real-time validation of documents and seamless integration with multiple biometrics. All of these offerings will be tightly integrated into Viisage’s existing and future Identity Solutions Suite products, most notably in the proofing and usage processes.

“Imaging Automation provides a strong strategic fit for Viisage’s identity solutions. The Company’s market leading products provide both a complementary offering to our existing customers as well as high value entrée into new markets such as finance, healthcare, and hospitality where the need to authenticate identity documents is at an all time high and increasing dramatically,” said Bernard Bailey, president and CEO of Viisage. “Further, iA provides an opportunity for us to leverage their existing relationships in Federal programs such as the U.S. VISIT and Registered Travelers Pilot programs. We expect the combination of our two businesses and products will create a company uniquely positioned for solving critical issues around the integrity of an individual’s identity beginning with the up-front proofing and document authentication processes and continuing through credential usage.”

The acquisition of iA enhances Viisage’s existing global footprint, bringing installed customers in state, local and federal government agencies in countries including the United States, Canada, Hungary, Australia, Sweden, Finland, and the U.K. Many of iA’s customers are focused specifically on significant border management solutions, providing valuable traction with a key component of Viisage’s overall strategic growth plan. In the fiscal year ending September 30, 2004, on an unaudited basis, iA’s revenues were approximately $6 million, more than a 100 percent increase over its revenues in its prior fiscal year.

Bill Aulet, chief financial officer of Viisage, added, “We have found the financial fit of iA with Viisage to be extremely attractive. iA’s software subscription model provides a strong, high margin, recurring revenue stream. Overall, we expect this transaction to be accretive in 2005 in terms of EBITDA, cash earnings, and earnings per share. We also expect this acquisition to increase our revenue growth rate and profitability this year and going forward. In addition, this acquisition is expected to give us more scale in terms of size and enable us to realize financial as well as competitive benefits. Further, we plan to integrate the operations immediately, enabling us to recognize cost savings.”

“Through our current partnership with Viisage, we view the Company as a visionary and pioneer in the identity solutions space. The issue of identifying people is critically important for all governments, businesses and homeland security efforts,” said Bill Thalheimer, chairman and CEO of Imaging Automation. “At iA, we are proud of our leadership in the identity document authentication space and recognize our clear fit into the larger picture of identity solutions. We expect our customers will profit from the obvious benefits that come from the combination of two significant market leaders in the identity solutions space –iA and Viisage.”

Imaging Automation, www.imagingautomation.com, is the industry and market leader in automated identity document authentication technologies. With over 2,300 installations in 20 countries around the world from North America to Europe and Asia, iA has established itself as the leader of technology that facilitates the security and authenticity of today’s critical identity documents including passports, visas, national ID cards and drivers’ licenses. International customers include Canadian Customs and Revenue Agency, Singapore Port Authority, the Hungarian Border Police, Australia Immigration, and the Swedish National Police. Federal, state and local customers include the U.S. State Department, U.S. Immigration and Naturalization Service, Dallas Forth Worth International Airport, and six state agencies, including the Kansas Department of Motor Vehicles.

Conference Call

Viisage plans to hold a conference call with investors to discuss this acquisition on Wednesday, October 6, 2004, at 8 am EDT. To participate in the call, please dial 1-800-659-2056, using passcode 80687503, or internationally, please call 1-617-614-2714, using the same passcode. The call will also be available as a Web cast, accessible on Viisage’s investor relations homepage (www.viisage.com/investors) and will be archived there beginning approximately one hour after the call is completed.

About Viisage

Viisage (NASDAQ: VISG) delivers advanced technology identity solutions for governments, law enforcement agencies and businesses concerned with enhancing security, reducing identity theft, and protecting personal privacy. Viisage creates solutions using secure credentials and face recognition technologies that quickly, reliably, and accurately identify individuals. With over 3,000 installations worldwide, Viisage’s identity solutions stand out as a result of the Company’s industry-leading technology and unique understanding of customer needs.

This news release contains forward-looking statements that involve risks and uncertainties. Forward-looking statements in this document and those made from time to time by Viisage through its senior management are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements concerning future plans or results are necessarily only estimates and actual results could differ materially from expectations. Certain factors that could cause or contribute to such differences include, among other things, the size and timing of contract awards, performance on contracts, availability and cost of key components, unanticipated results from audits of the financial results of acquired companies, changing interpretations of generally accepted accounting principles, outcomes of government reviews, potential fluctuations in quarterly results, dependence on large contracts and a limited number of customers, lengthy sales and implementation cycles, market acceptance of new or enhanced products and services, proprietary technology and changing competitive conditions, system performance, management of growth, dependence on key personnel, ability to obtain project financing, general economic and political conditions and other factors affecting spending by customers, the unpredictable nature of working with government agencies and other risks, uncertainties and factors including those described from time to time in Viisage’s filings with the Securities and Exchange Commission, including without limitation, Viisage’s Form 10-K for the year ended December 31, 2003 and its quarterly reports on Form 10-Q. Viisage undertakes no obligation to update any forward-looking statements.